Exhibit 10.6
FIFTEENTH OMNIBUS AMENDMENT
(Apple Ridge Funding LLC)

        THIS Fifteenth Omnibus Amendment (this “Amendment”) is entered into this 5th day of August, 2020 for the purpose of making amendments to the documents described in this Amendment.

        WHEREAS, this Amendment is among (i) Cartus Corporation, a Delaware corporation (“Cartus”), (ii) Cartus Financial Corporation, a Delaware corporation (“CFC”), (iii) Apple Ridge Services Corporation, a Delaware corporation (“ARSC”), (iv) Apple Ridge Funding LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (v) Realogy Group LLC (f/k/a Realogy Corporation), a Delaware limited liability company (“Realogy”), (vi) U.S. Bank National Association, a national banking association (“U.S. Bank”), as indenture trustee (the “Indenture Trustee”), paying agent, authentication agent, and transfer agent and registrar, (vii) the Managing Agents party to the Note Purchase Agreement defined below and (viii) Crédit Agricole Corporate and Investment Bank (“CA-CIB”), as Administrative Agent and Lead Arranger (the “Administrative Agent”).

        WHEREAS, this Amendment relates to the following documents (as such documents have previously been amended):

         (i) Purchase Agreement, dated as of April 25, 2000 (the “Purchase Agreement”), by and between Cartus and CFC;

         (ii) Transfer and Servicing Agreement, dated as of April 25, 2000 (the “Transfer and Servicing Agreement”), by and among ARSC, as transferor, Cartus, as originator and servicer, CFC, as originator, the Issuer, as transferee, and the Indenture Trustee;

         (iii) Receivables Purchase Agreement, dated as of April 25, 2000 (the “Receivables Purchase Agreement”), by and between CFC and ARSC;

         (iv) Master Indenture, dated as of April 25, 2000 (the “Master Indenture”), by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar;

          (v)  Series 2011-1 Indenture Supplement dated as of December 16, 2011 (the “Indenture Supplement”; and the Master Indenture as supplemented by the Indenture Supplement, the “Indenture”) by and between the Issuer and U.S. Bank, as indenture trustee, paying agent, authentication agent and transfer agent and registrar; and

         (vi) Note Purchase Agreement, dated as of December 14, 2011 (the “Note Purchase Agreement”), among the Issuer, Cartus, as Servicer, the financial institutions and commercial paper conduits party thereto and the Administrative Agent, relating to the Series 2011-1 Secured Variable Funding Notes.

        WHEREAS, the Purchase Agreement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Master Indenture, the Indenture Supplement and the Note Purchase Agreement are collectively referred to in this Amendment as the “Affected Documents”; and

        WHEREAS, terms used in this Amendment and not defined herein shall have the meanings assigned to such terms in the Master Indenture, and, if not defined therein, as defined in the Indenture Supplement:

        NOW, THEREFORE, the parties hereto hereby recognize and agree:

1. Amendments to Indenture Supplement. Effective as of the date hereof, the Indenture Supplement is hereby amended as follows:

(a) Section 2.01 of the Indenture Supplement is hereby amended to add the following new definitions in the appropriate alphabetical order:
“Series Interim Deficiency” shall occur, on any date of determination, (i) if a Leverage Ratio Trigger Event has occurred and is continuing, if and to the extent the Series 2011-1 Interim Allocated Adjusted Aggregate Receivable Balance as of such date is less than the Series 2011-1 Interim Required Asset Amount as of such date and (ii) otherwise, if and to the extent (a) the sum of (x) the Series 2011-1 Interim Allocated Adjusted Aggregate Receivable Balance as of such date plus (y) 50% of the Overconcentration Amount as of such date is less than (b) the Series 2011-1 Interim Required Asset Amount as of such date.
“Series 2011-1 Interim Adjusted Aggregate Receivable Balance” shall mean, as of any date of determination, the excess of (a) the Aggregate Receivable Balance on such date over (b) the Aggregate Adjustment Amount (calculated using the Overconcentration Amount on such date, but for all other inputs as of the end of the prior Monthly Period).
“Series 2011-1 Interim Allocated Adjusted Aggregate Receivable Balance” shall mean, as of any date of determination, the lower of (a) the Series 2011-1 Interim Required Asset Amount and (b) the product of (i) the Series 2011-1 Interim Adjusted Aggregate Receivable Balance multiplied by (ii) the percentage equivalent of a fraction, the numerator of which is the Series 2011-1 Interim Required Asset Amount and the denominator of which is the sum of (x) the Series 2011-1 Interim Required Asset Amount plus (y) the aggregate of the Required Asset Amounts with respect to each other Series of Notes as of the end of the prior Monthly Period.
“Series 2011-1 Interim Required Asset Amount” shall mean, as of any date of determination, an amount equal to the sum of (a) the Series Outstanding Amount on such date plus (b) the Required Overcollateralization Amount as of the end of the prior Monthly Period.
(b)  The definition of “Leverage Ratio Trigger Event” set forth in Section 2.01 of the Indenture Supplement is hereby amended and restated in its entirety to read as follows:
“Leverage Ratio Trigger Event” shall mean an event that occurs on any day if the Leverage Ratio (as reported on any financial statements of Realogy delivered by the Issuer on such date pursuant to Section 5.01(c) of the Note Purchase Agreement) exceeds 4.50:1.00.
(c) Section 4.01 of the Indenture Supplement is hereby amended to add the following new clause (e) thereto immediately after the end of clause (d):
“(e) If a Series Interim Deficiency has occurred and is continuing, the Issuer shall deposit into the Series 2011-1 Principal Subaccount, on or prior to the first Business Day of the Monthly Period following the Monthly Period in which such Series Interim Deficiency occurred, an amount necessary to eliminate such Series Interim Deficiency.”
(d)  Section 4.03 of the Indenture Supplement is hereby amended and restated in its entirety as follows:
“Section 4.03. Determination of Principal Distribution. On any Distribution Date, any Decrease Date and the first Business Day of any Monthly Period following a Monthly Period in which a Series Interim Deficiency occurred, (i) during the Revolving Period, if there are funds on deposit in the Series 2011-1 Principal Subaccount, and (ii) during the Amortization Period, the Trustee shall distribute from the Series 2011-1 Principal Subaccount, for application to reduce the Series Outstanding Amount, an amount of principal (the “Monthly Principal”), equal to the lesser of (a) the amount on deposit in the Series 2011-1 Principal Subaccount and (b) the Series Outstanding Amount. All Monthly Principal and the amount of all Decreases shall be paid to the Purchaser Groups ratably in accordance with their Pro Rata Shares as set forth in the Note Purchase Agreement.”
(e) Section 6.01 of the Indenture Supplement is hereby amended to amend and restate clause (x) to read as follows:

“(x) a Series Interim Deficiency, which Series Interim Deficiency continues beyond the first Business Day of the Monthly Period following the Monthly Period in which such Series Interim Deficiency occurred;”
(f) Section 6.01 of the Indenture Supplement is hereby amended to amend and restate the paragraph immediately following clause (x) to read as follows:
“then, (i) in the case of any event described in clauses (a) through (g), (i), (n), (o), (p), (r), (s) or (t), an “Amortization Event” will be deemed to have occurred only if, after the applicable grace period, if any, set forth in such clauses, either the Indenture Trustee (at the direction of the Required Managing Agents) or the Required Managing Agents, in each case by notice then given in writing to the Issuer and the Servicer (and to the Indenture Trustee if given by the Required Managing Agents) declare that an Amortization Event has occurred as of the date of such notice, (ii) in the case of any event described in clause (h), (j), (k), (l), (m), (q) or (x), an Amortization Event will occur at the close of business on the fifth (5th) Business Day following the actual knowledge of the Issuer or the Servicer of such event without any notice or other action on the part of the Indenture Trustee or any Series 2011-1 Noteholder unless prior to that time the Required Managing Agents by notice then given in writing to the Issuer, the Servicer and the Indenture Trustee declare that an Amortization Event will not result from the occurrence of such event, and (iii) in the case of any event described in clause (u), (v) or (w), an Amortization Event shall occur immediately upon the occurrence of such event without any notice or other action on the part of the Indenture Trustee or any Series 2011-1 Noteholder.”
(g) Section 6.01 of the Indenture Supplement is hereby amended to amend and restate clauses (l) through (n) to read as follows:
        “(l) the Average Days in Inventory for Homes other than Appraised Value Homes (other than Excluded Homes) equals or exceeds fifty-five (55) days for any Monthly Period; or
        (m) the average of the Average Days in Inventory for Homes other than Appraised Value Homes (other than Excluded Homes) for any Monthly Period and for the immediately preceding five (5) Monthly Periods equals or exceeds thirty-five (35) days; or
(n) the Default Ratio for any Monthly Period exceeds 3.50%, or the Three Month Average Default Ratio for any Monthly Period exceeds 2.50%; or”

(h) Section 5.05 of the Indenture Supplement is hereby amended to amend and restate clause (a) to read as follows:
“(a) On each Distribution Date, the Paying Agent shall make available to the Series 2011-1 Noteholders a statement (the “Receivables Activity Report”) substantially in the form of Exhibit C prepared by the Servicer and delivered to the Paying Agent. The Paying Agent shall have no liability for the Servicer’s failure to provide such statement to it. Nine Business Days after each Distribution Date (beginning with the September 2020 Distribution Date), the Paying Agent shall make available to the Series 2011-1 Noteholders an Interim Report prepared by the Servicer and delivered to the Paying Agent. The Paying Agent shall have no liability for the Servicer’s failure to provide such Interim Report to it.”
2. Amendments to Transfer and Servicing Agreement. Effective as of the date hereof, the Transfer and Servicing Agreement is hereby amended as follows:
(a) Section 1.01 of the Transfer and Servicing Agreement is hereby amended to add the following new definition in the appropriate alphabetical order:
“Series Interim Deficiency” shall mean, with respect to any Series of Notes, the amount specified as the “Series Interim Deficiency” in the related Indenture Supplement.
(b) Section 3.07 of the Transfer and Servicing Agreement is hereby amended to add the following new clause (d) thereto immediately after the end of clause (c):
        “(d) No later than seven Business Days after each Distribution Date (beginning with the September 2020 Distribution Date) with respect to any Outstanding Series, the Servicer shall prepare and deliver to Cartus, CFC, the Transferor, the Issuer, the Indenture Trustee, each Rating Agency and each Series Enhancer a report with respect to the first fifteen days of the Monthly Period in which such report is required to be delivered and such Outstanding Series of Notes, in substantially the same form as a Receivables Activity Report or in such other form as is reasonably acceptable to the Issuer (each such report, an “Interim Report”). Such Interim Report shall include (i) a certification that, to the best of the Servicer’s knowledge, no Unmatured Servicer Default or Servicer Default has occurred and is continuing, (ii) a listing of all new Pool Relocation Management Agreements as identified pursuant to Section 2.1(a) of the Purchase Agreement and (iii) a calculation of the Series Interim Deficiency, if any.”
(c) Section 9.01 of the Transfer and Servicing Agreement is hereby amended to amend and restate clause (a) thereof in its entirety to read as follows:

        “(a) any failure on the part of the Servicer to deliver the Receivables Activity Reports required under Section 3.07(c) or the Interim Report required under Section 3.07(d), to make any payment, transfer or deposit, or to give instructions or to give notice to the Issuer or the Indenture Trustee to make such payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;”
(d) Section 9.01 of the Transfer and Servicing Agreement is hereby amended to amend and restate clause (h) thereof in its entirety to read as follows:
        “(h) the Performance Guarantor shall permit the “Senior Secured Leverage Ratio” (as defined in the Specified Realogy Credit Agreement) on the last day of any fiscal quarter to exceed the applicable ratio set forth in Section 6.10(a)(i), 6.10(b) or 6.10(c), as applicable, of the Realogy Credit Agreement (as in effect on July 24, 2020, without giving effect to any subsequent amendments), subject to the cure rights set forth in Section 8.03 of the Specified Realogy Credit Agreement;”
3. Amendments to Note Purchase Agreement. Effective as of the date hereof, the Note Purchase Agreement is hereby amended as follows:
(a) The definition of “Bail-In Action” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
(b) The definition of “Bail-In Legislation” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(c) The definition of “Commitment Termination Date” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended to delete therefrom the reference to “August 5, 2020” and to substitute therefor the date “June 4, 2021”.
(d) The definition of “Eurodollar Rate” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Eurodollar Rate” means, for any Eurodollar Tranche and the Eurodollar Tranche Period therefor, a rate per annum equal to the London interbank offered rate for deposits in United States dollars in an amount comparable to such Tranche and for a period equal to such Eurodollar Tranche Period which appears on Reuters Screen LIBOR01 Page (or any successor page) as of 11:00 a.m., London time, on the related Eurodollar Determination Date, divided by the remainder of one minus the Eurodollar Reserve Percentage applicable during such Eurodollar Tranche Period, if any; provided, however, that the foregoing rate per annum shall in no event be less than zero percent (0.0%). If such rate does not appear on Reuters Screen LIBOR01 Page (or any successor page), the rate for such day will be determined on the basis of the rates at which deposits in United States dollars in an amount comparable to such Tranche and for a period equal to such Eurodollar Tranche Period are offered to the related Managing Agent at approximately 11:00 a.m., London time, on such Eurodollar Determination Date by prime banks in the London interbank market.
(e) The definition of “Write-Down and Conversion Powers” set forth in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(f) Section 1.01 of the Note Purchase Agreement is hereby amended to add the following new definitions in the appropriate alphabetical order:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Benchmark Replacement Conforming Changes” means, with respect to any replacement index for the Eurodollar Rate pursuant to Section 2.12, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such replacement index and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such replacement index exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Delayed Funding Amount” has the meaning set forth in Section 2.02(d).
“Delayed Funding Date” has the meaning set forth in Section 2.02(d).
“Delayed Funding Representation” has the meaning set forth in Section 2.02(d).
“Designated Delay Funding Purchaser” has the meaning set forth in Section 2.02(d).
“Funding Delay Notice” has the meaning set forth in Section 2.02(d).
“Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Non-Delayed Funding Amount” has the meaning set forth in Section 2.02(d).
“Originally Requested Funding Date” has the meaning set forth in Section 2.02(d).

“Requested Increase” has the meaning set forth in Section 2.02(d).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Specified Amortization Event” means any “Amortization Event” other than those described in clauses (e), (j), (k), (l), (m), (n), (o) and (p).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(g) Section 2.02 of the Note Purchase Agreement is hereby amended to add the following new clause (d) thereto immediately after the end of clause (c):
“(d) Funding Delay Option.
(i) Each Committed Purchaser shall have the right to deliver to the Issuer a written representation and warranty (a “Delayed Funding Representation”) to the effect that (x) charges relating to the “liquidity coverage ratio” under Basel III have been and are being recognized on such Committed Purchaser’s interests or obligations hereunder and (y) it is seeking a delayed funding option in transactions similar to the transactions contemplated hereby. After delivery of a Delayed Funding Representation to the Issuer, the Committed Purchaser shall be a “Designated Delay Funding Purchaser.”
(ii) Each Designated Delay Funding Purchaser may, prior to 10:00 a.m. (New York time) on the Business Day immediately following the date of receipt of an Increase Request requesting a new Increase (a “Requested Increase”), deliver to the Issuer, the Servicer and the Administrative Agent a notice (a “Funding Delay Notice”) informing the Issuer, the Servicer and the Administrative Agent that the Designated Delay Funding Purchaser has either (A) elected to delay funding such Requested Increase or (B) elected to fund only a portion of such Requested Increase on the originally requested funding date (the “Originally

Requested Funding Date”) equal to the amount specified in such Funding Delay Notice (such amount, the “Non-Delayed Funding Amount”) and to delay its funding of the balance of such Requested Increase (such amount, the “Delayed Funding Amount”).
(iii) If the Designated Delay Funding Purchaser timely delivers a Funding Delay Notice with respect to a Requested Increase, the applicable Committed Purchaser shall not be required to fund, on the Originally Requested Funding Date therefor, such Requested Increase in an amount exceeding the specified Non-Delayed Funding Amount, if applicable, but shall be required to advance to the Issuer the Delayed Funding Amount on the date which is thirty-five (35) days following the Originally Requested Funding Date (or, if such date is not a Business Day, the immediately following Business Day) (such date, the “Delayed Funding Date”) in accordance with Section 2.02(d)(iv). The Issuer may reduce the amount of additional Receivables to be added to the Series 2011-1 Allocated Adjusted Aggregate Receivable Balance on the Originally Requested Funding Date by delivering to the Administrative Agent on or prior to the Originally Requested Funding Date an updated Increase Request, and the actual funding of the Non-Delayed Funding Amount shall take place on the later of (x) the Originally Requested Funding Date and (y) the Business Day following the delivery of such updated Loan Request.
(iv) If the conditions to any Increase described in Section 3.03 are satisfied on the Originally Requested Funding Date in respect of any Delayed Funding Amount and the conditions described in Section 3.04 are satisfied as of the related Delayed Funding Date, there shall be no other conditions whatsoever to the Designated Delay Funding Purchaser’s obligation to fund such Delayed Funding Amount on the related Delayed Funding Date. The Issuer shall add additional Receivables to the Series 2011-1 Allocated Adjusted Aggregate Receivable Balance on the related Delayed Funding Date to the extent necessary to satisfy such conditions by delivery to the Agent of an updated Increase Request.
(v) For the avoidance of doubt, a Delayed Funding Amount when extended shall be an Increase for all purposes of this Agreement. As between each Conduit Purchaser and its related Committed Purchaser, such Conduit Purchaser reserves the right in its sole discretion to fund any Non-Delayed Funding Amount and/or any Delayed Funding Amount.”

(h) Article II of the Note Purchase Agreement is hereby amended to add the following Section 2.12 thereto immediately after Section 2.11 thereof:
“Section 2.12. Successor Eurodollar Rate Index. If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) or, solely in the cause of clause (ii) below, if the Required Managing Agents notify the Administrative Agent (with a copy to the Issuer) that the Required Managing Agents have determined (which determination shall be final and conclusive, absent manifest error) that (i) (A) the circumstances set forth in the second sentence of the definition of Eurodollar Rate have arisen and are unlikely to be temporary, or (B) the circumstances set forth in the second sentence of the definition of Eurodollar Rate have not arisen but (i) the applicable supervisor or administrator (if any) of the Eurodollar Rate or a Governmental Body having jurisdiction over the Administrative Agent has published or made a public statement identifying the specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans (either such date, a “Eurodollar Termination Date”), (ii)  a rate other than the Eurodollar Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, or (iii) a public statement or publication of information was made by the regulatory supervisor for the administrator (if any) of the Eurodollar Rate or a Governmental Body having jurisdiction over the Administrative Agent has made a public statement that the Eurodollar Rate is no longer representative, then the Administrative Agent may (in consultation with the Issuer) choose a replacement index for the Eurodollar Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Eurodollar Rate-based interest rate in effect prior to its replacement.

(b)          The Administrative Agent and the Issuer shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, including, without limitation, Section 7.01, such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. on the fifth (5th) Business Day after the date a draft of the amendment is provided to the Managing Agents, unless the Administrative Agent receives, on or before such fifth (5th) Business Day, a written notice from the Required

Managing Agents stating that such Managing Agents object to such amendment.

(c)           Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a Eurodollar Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the Eurodollar Rate to the replacement index and (y) yield- or risk-based differences between the Eurodollar Rate and the replacement index.

(d) In connection with the implementation of a replacement index, the Administrative Agent (in consultation with the Issuer) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)          Until an amendment reflecting a new replacement index in accordance with this Section 2.12 is effective, each advance, conversion and renewal of a Eurodollar Tranche will continue to bear interest with reference to the Eurodollar Rate; provided, however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a Eurodollar Termination Date has occurred, then following the Eurodollar Termination Date, all Eurodollar Tranches shall automatically be converted to Base Rate Tranches until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(f)          Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.”

(i) Section 3.03 of the Note Purchase Agreement is hereby amended to amend and restate clause (a) thereof in its entirety to read as follows:
“(a) Each of the representations and warranties of Cartus, CFC, the Issuer, the Transferor, the Servicer, Realogy or the Indenture Trustee made in this Agreement, the Indenture, the Series Supplement and each other Transaction Document shall be true and correct in all material respects as of the Increase Date as though made as of such time (except to the extent that they expressly relate to an earlier or later time);”

(j) Article III of the Note Purchase Agreement is hereby amended to add the following Section 3.04 thereto immediately after Section 3.03 thereof:
SECTION 3.04. Conditions Precedent to Funding each Delayed Funding Amount. The funding of any Delayed Funding Amount under this Agreement shall be subject to the satisfaction, as of the applicable Delayed Funding Date, of each of the following conditions:
(a) Each of the representations and warranties of Cartus, CFC, the Issuer, the Transferor, the Servicer, Realogy or the Indenture Trustee made in this Agreement, the Indenture, the Series Supplement and each other Transaction Document shall be true and correct in all material respects as of the Delayed Funding Date as though made as of such time (except to the extent that they expressly relate to an earlier or later time);
(b) No Specified Amortization Event, Servicer Default (other than pursuant to clause (g) of the definition thereof) or Event of Default or event that with the giving of notice or lapse of time or both would constitute such a Specified Amortization Event, Servicer Default or Event of Default shall have occurred and be continuing (before and after giving effect to such Increase);
(c) Immediately after giving effect to such Increase, no Series 2011-1 Asset Amount Deficiency shall exist and be continuing; and
(d) Each of this Agreement, the Series Supplement, the Series 2011-1 Notes and each other Transaction Document shall remain in full force and effect.
(k) Section 7.14 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 7.14.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

(1)Schedule II to the Note Purchase Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.
4. Waiver of Delivery. Each of the Managing Agents signatory hereto waives any prior notice or delivery requirement set forth in the Transaction Documents with respect to this Amendment (including, without limitation, pursuant to Section 10.02 of the Master Indenture and Sections 2.05(a) and 2.11 of the Note Purchase Agreement).
5. Further Assurances. The Issuer hereby reaffirms its agreements and obligations under Section 3.04 of the Master Indenture and Clause 6 of the Deed of Charge dated 16 December 2011 between the Issuer and the Indenture Trustee (the “Deed of Charge”), including, without limitation, with respect to the Charged Property (as defined in the Deed of Charge).

6. Conditions Precedent. This Amendment shall be effective upon (a) the Indenture Trustee’s receipt of counterparts to (i) this Amendment and (ii) that certain Renewal Fee Letter, dated the date hereof (the “Renewal Fee Letter”), by and between the Issuer and each Managing Agent, in each case, duly executed by each of the parties thereto, (b) the Issuer’s payment of all fees required to be paid on or prior to the date hereof in accordance with the Renewal Fee Letter in accordance with the terms thereof and (c) the Issuer’s payment and/or reimbursement, to the extent invoiced, of the Administrative Agent’s, each Managing Agent’s and each Purchaser’s reasonable costs and expenses incurred in connection with this Amendment and the other Transaction Documents.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
9. References to and Effect on Affected Documents. On and after the date hereof: (i) all references in any Affected Document to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such Affected Document shall be deemed to be references to such Affected Document as amended by this Amendment; (ii) each reference in any of the Affected Documents to any other Affected Document and each reference in any of the other Transaction Documents among the parties hereto to any of the Affected Documents shall each mean and be a reference to such Affected Document as amended by this Amendment; and (iii) each reference in any Transaction Document among the parties hereto to any of the terms or provisions of an Affected Document which are redefined or otherwise modified hereby shall mean and be a reference to such terms or provisions as redefined or otherwise modified by this Amendment; provided, that, notwithstanding the foregoing or any other provisions of this Amendment, the amendments contained in this Amendment shall not be effective to (x) modify on a retroactive basis any representations or warranties previously made under any Affected Document with respect to Receivables transferred or purported to have been transferred prior to the date hereof, which representations and warranties shall continue to speak as of the dates such Receivables were transferred and based on the terms and provisions of the Affected Documents as in effect at such time or (y) otherwise modify the terms of any transfer or purported transfer of any Receivable transferred or purported to be transferred pursuant to an Affected Document prior to the date hereof.
10. Reaffirmation of Performance Guaranty. Effective as of the date hereof, Realogy, in its capacity as the Performance Guarantor under the Performance Guaranty, hereby consents to this Amendment and acknowledges and agrees that the Performance Guaranty remains in full force and effect is hereby reaffirmed, ratified and confirmed.
11. No Waiver. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Affected Documents other than as set forth herein, each of which Affected Documents, as modified hereby, remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
12. Issuer Representations re: Outstanding Series. As of the date hereof, the Issuer represents and warrants that the Series 2011-1 Notes are the only Notes outstanding under the Master Indenture.

13. Increase and Reduction to the Series Outstanding Amount. As of the date hereof, the applicable Purchasers shall assign and, accept assignment of, as applicable, such ratable portion of the Series Outstanding Amount such that each Purchaser shall, following such assignment and acceptance, maintain a ratable share of the Series Outstanding Amount equivalent to its Commitment, as amended hereby. For any such assignment and acceptance that requires a payment to CA-CIB’s Purchaser Group, payment shall be made to the account listed on Exhibit B hereto.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CARTUS CORPORATION

By:__/s/ Eric J. Barnes____________
Name: Eric J. Barnes
Title: SVP, CFO

CARTUS FINANCIAL CORPORATION

By:__/s/ Eric J. Barnes____________
Name: Eric J. Barnes
Title: SVP, CFO

APPLE RIDGE SERVICES CORPORATION

By:__/s/ Eric J. Barnes____________
Name: Eric J. Barnes
Title: SVP, CFO

APPLE RIDGE FUNDING LLC

By:__/s/ Eric J. Barnes____________
Name: Eric J. Barnes
Title: SVP, CFO

REALOGY GROUP LLC

By:___/s/_Charlotte C. Simonelli_______
Name: Charlotte C. Simonelli
Title: Executive Vice President,
Chief Financial Officer and Treasurer

Signature Page to Fifteenth Omnibus Amendment

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee, Paying Agent, Authentication Agent and Transfer Agent and Registrar

By:___/s/_ Brian Giel________________
Name: Brian Giel
Title: Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent and a Managing Agent

By:_/s/ Kostantina Kourmpetis_________________
Name: Kostantina Kourmpetis
Title: Managing Director

By:_/s/_Michael Guarda_____________________
Name: Michael Guarda
Title: Managing Director

THE BANK OF NOVA SCOTIA, as a Managing Agent

By:_ /s/ Douglas Noe_______________________
Name: Douglas Noe
Title: Managing Director

BARCLAYS BANK PLC, as a Managing Agent

By:_/s/ David Hufnagel______________________
Name: David Hufnagel
Title: Director
Signature Page to Fifteenth Omnibus Amendment

EXHIBIT A

SCHEDULE II
PURCHASER GROUP INFORMATION

Managing Agent	Conduit Purchaser(s)	Committed Purchaser(s)	Commitment	Purchaser Group Limit	Type
Crédit Agricole Corporate and Investment Bank	Atlantic Asset Securitization LLC	Crédit Agricole Corporate and Investment Bank	$76,000,000	$76,000,000	CP Funding Purchaser Group
The Bank of Nova Scotia	Liberty Street Funding LLC	The Bank of Nova Scotia	$62,000,000	$62,000,000	CP Funding Purchaser Group
Barclays Bank PLC	Sheffield Receivables Company LLC	Sheffield Receivables Company LLC	$62,000,000	$62,000,000	CP Funding Purchaser Group

TOTAL			$200,000,000	$200,000,000